Exhibit 10.1

HELIUS MEDICAL TECHNOLOGIES, INC.
STOCK GRANT NOTICE
(2018 OMNIBUS INCENTIVE PLAN)

Helius Medical Technologies, Inc. (the “Company”), pursuant to its 2018 Omnibus Incentive Plan (the “Plan”), hereby awards to Participant the number of shares of the Company’s Common Stock set forth below (this “Award”). The Award is subject to all of the terms and conditions as set forth in this notice of grant (this “Stock Grant Notice”) and in the Plan and the Stock Award Agreement (the “Award Agreement”), both of which are attached hereto and incorporated herein in their entirety. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan or the Award Agreement. In the event of any conflict between the terms in the Award and the Plan, the terms of the Plan shall control.

Participant:
Grant Date:
Vesting Commencement Date:	Fully Vested as of [●]
Number of Shares Subject to Award:

Additional Terms/Acknowledgements: The undersigned Participant acknowledges receipt of, and understands and agrees to, this Stock Grant Notice, the Award Agreement and the Plan. Participant further acknowledges that, as of the Grant Date, this Stock Grant Notice, the Award Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the acquisition of the Common Stock pursuant to the Award specified above and supersede all prior oral and written agreements, promises and/or representations on that subject with the exception of, if applicable, (i) equity awards previously granted and delivered to Participant, (ii) any compensation recovery policy that is adopted by the Company or is otherwise required by applicable law and (iii) any written employment or severance arrangement that would provide for vesting acceleration of this Award upon the terms and conditions set forth therein. By accepting this Award, Participant acknowledges having received and read this Stock Grant Notice, the Award Agreement, and the Plan and agrees to all of the terms and conditions set forth in these documents.  Participant consents to receive Plan documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

Helius Medical Technologies, Inc. By: __________________________ Signature Title: Date:	Participant: ___________________________ Signature Date:

Attachments: Stock Award Agreement and 2018 Omnibus Incentive Plan

Attachment I

HELIUS MEDICAL TECHNOLOGIES, INC.
STOCK AWARD AGREEMENT

(2018 OMNIBUS INCENTIVE PLAN)

Pursuant to the Stock Grant Notice (the “Grant Notice”) and this Stock Award Agreement (the “Agreement””), Helius Medical Technologies, Inc. (the “Company”), has awarded you (“Participant”) a stock award (the “Award”) pursuant to Article VIII of the Company’s 2018 Omnibus Incentive Plan (the “Plan”) for the number of shares of the Company’s Common Stock indicated in the Grant Notice. Capitalized terms not explicitly defined in this Agreement or the Grant Notice shall have the same meanings given to them in the Plan. The terms of your Award, in addition to those set forth in the Grant Notice and the Plan, are as follows.

1.Grant of the Award.  This Award represents the grant of Common Stock for for the number of shares of the Company’s Common Stock indicated in the Grant Notice that vests on the applicable vesting date as indicated in the Grant Notice. This Award was granted in consideration of your past or expected future services to the Company or its Affiliates.

2.Vesting. Your Award will be fully vested as of the Vesting Commencement Date provided in the Grant Notice.

3.Number of Shares. The number of shares subject to your Award may be adjusted from time to time upon certain events as provided in Section 4.2 of the Plan. Any additional shares that become subject to the Award pursuant to this Section 3, if any, shall be subject, in a manner determined by the Board, to the same forfeiture restrictions, restrictions on transferability, and time and manner of delivery as applicable to the other shares covered by your Award. Notwithstanding the provisions of this Section 3, no fractional shares or rights for fractional shares of Common Stock shall be created pursuant to this Section 3. Any fraction of a share will be rounded down to the nearest whole share. The form of delivery (e.g., a stock certificate or electronic entry evidencing such shares) shall be determined by the Company.

4.Securities Law Compliance. You may not be issued any Common Stock under your Award unless the shares of Common Stock are either (i) then registered under the Securities Act, or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Your Award must also comply with other applicable laws and regulations governing the Award, and you shall not receive such Common Stock if the Company determines that such receipt would not be in material compliance with such laws and regulations.

5.Dividends.  You shall receive no benefit or adjustment to your Award with respect to any cash dividend, stock dividend or other distribution that does not result from an event set forth in Section 4.2 of the Plan.

6.Restrictive Legends.  The shares of Common Stock issued under your Award shall be endorsed with appropriate legends as determined by the Company.

7.Execution of Documents. You hereby acknowledge and agree that the manner selected by the Company by which you indicate your consent to your Grant Notice is also deemed to be your execution of your Grant Notice and of this Agreement.

8.Award not a Service Contract.

(a)Nothing in this Agreement (including, but not limited to, the vesting of your Award or the issuance of the shares subject to your Award), the Plan or any covenant of good faith and fair dealing that may be found implicit in this Agreement or the Plan shall: (i) confer upon you any right to continue in the employ of, or affiliation with, the Company or an Affiliate; (ii) constitute any promise or commitment by the Company or an Affiliate regarding the fact or nature of future positions, future work assignments, future compensation or any other term or condition of employment or affiliation; (iii) confer any right or benefit under this Agreement or the Plan unless such right or benefit has specifically accrued under the terms of this Agreement or Plan; or (iv) deprive the Company of the right to terminate you at will and without regard to any future vesting opportunity that you may have.

(b)The Company has the right to reorganize, sell, spin-out or otherwise restructure one or more of its businesses or Affiliates at any time or from time to time, as it deems appropriate (a “reorganization”). Such a reorganization could result in your Termination, or the termination of Affiliate status of your employer and the loss of benefits available to you under this Agreement, including but not limited to, the termination of the right to continue vesting in the Award. This Agreement, the Plan, the transactions contemplated hereunder and the vesting schedule set forth herein or any covenant of good faith and fair dealing that may be found implicit in any of them do not constitute an express or implied promise of continued engagement as an employee or consultant for the term of this Agreement, for any period, or at all, and shall not interfere in any way with the Company’s right to conduct a reorganization.

9.Withholding Obligations.

(a)At the time this Award is made, and at any other time as reasonably requested by the Company in accordance with applicable tax laws, you hereby authorize any required withholding from the Common Stock issued to you or any payments due to you and/or otherwise agree to make adequate provision in cash for any sums required to satisfy the federal, provincial, state, local and foreign tax withholding obligations of the Company or any Affiliate that arise in connection with your Award (the “Withholding Taxes”).  Additionally, the Company or any Affiliate may, in its sole discretion, satisfy all or any portion of the Withholding Taxes obligation relating to your Award by any of the following means or by a combination of such means: (i) withholding from any compensation otherwise payable to you by the Company; (ii) causing you to tender a cash payment; or (iii) permitting or requiring you to enter into a “same day sale” commitment, if applicable, with a broker-dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”) whereby you irrevocably elect to sell a portion of the shares to be delivered in connection with your Award to satisfy the

Attachment I - 2

Withholding Taxes and whereby the FINRA Dealer irrevocably commits to forward the proceeds necessary to satisfy the Withholding Taxes directly to the Company and/or its Affiliates.

(b)Unless the tax withholding obligations of the Company and/or any Affiliate are satisfied, the Company shall have no obligation to deliver to you any Common Stock.

(c)In the event the Company’s obligation to withhold arises prior to the delivery to you of Common Stock or it is determined after the delivery of Common Stock to you that the amount of the Company’s withholding obligation was greater than the amount withheld by the Company, you agree to indemnify and hold the Company harmless from any failure by the Company to withhold the proper amount.

10.Tax Consequences. The Company has no duty or obligation to minimize the tax consequences to you of this Award and shall not be liable to you for any adverse tax consequences to you arising in connection with this Award. You are hereby advised to consult with your own personal tax, financial and/or legal advisors regarding the tax consequences of this Award and by signing the Grant Notice, you have agreed that you have done so or knowingly and voluntarily declined to do so. You understand that you (and not the Company) shall be responsible for your own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

11.Detrimental Activity.  Your Award and the shares issued upon settlement of the Award and any associated gain shall be subject to Section 8.2(e) of the Plan regarding the effects of engaging in Detrimental Activity.

12.Voting Rights.  Upon issuance of the shares of Common Stock issued under your Award, you will have full voting and other rights as a stockholder of the Company.

13.Notices.  Any notice or request required or permitted hereunder shall be given in writing to each of the other parties hereto and shall be deemed effectively given on the earlier of (i) the date of personal delivery, including delivery by express courier, or delivery via electronic means, or (ii) the date that is five (5) days after deposit in the United States Post Office (whether or not actually received by the addressee), by registered or certified mail with postage and fees prepaid, addressed at the following addresses, or at such other address(es) as a party may designate by ten (10) days’ advance written notice to each of the other parties hereto:

Company: Helius Medical Technologies, Inc. Attn: Stock Administrator 41 University Drive, Suite 400

Newtown, PA 18940

Participant:

Your address as on file with the Company at the time notice is given.

Attachment I - 3

14.Headings.  The headings of the Sections in this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement or to affect the meaning of this Agreement.

15.Miscellaneous.

(a)The rights and obligations of the Company under your Award shall be transferable by the Company to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by, the Company’s successors and assigns.

(b)You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.

(c)You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award and fully understand all provisions of your Award.

(d)This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(e)All obligations of the Company under the Plan and this Agreement shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

16.Governing Plan Document. Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. Your Award (and any compensation paid or shares issued under your Award) is subject to recoupment in accordance with The Dodd–Frank Wall Street Reform and Consumer Protection Act and any implementing regulations thereunder, any clawback policy adopted by the Company and any compensation recovery policy otherwise required by applicable law. No recovery of compensation under such a clawback policy will be an event giving rise to a right to voluntarily terminate employment upon a resignation for “good reason,” or for a “constructive termination” or any similar term under any plan or agreement with the Company.

17.Effect on Other Employee Benefit Plans. The value of the stock underlying the Award upon issuance to you shall not be included as compensation, earnings, salaries, or other similar terms used when calculating benefits under any employee benefit plan (other than the Plan) sponsored by the Company or any Affiliate except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any or all of the employee benefit plans of the Company or any Affiliate.

Attachment I - 4

18.Choice of Law. The interpretation, performance and enforcement of this Agreement shall be governed by the law of the State of Delaware without regard to that state’s conflicts of laws rules.

19.Severability. If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

20.Other Documents. You acknowledge receipt of and the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the Plan prospectus. In addition, you acknowledge receipt of the Company’s Insider Trading Policy.

21.Amendment.  This Agreement may not be modified, amended or terminated except by an instrument in writing, signed by you and by a duly authorized representative of the Company. Notwithstanding the foregoing, this Agreement may be amended solely by the Board by a writing which specifically states that it is amending this Agreement, so long as a copy of such amendment is delivered to you, and provided that, except as otherwise expressly provided in the Plan, no such amendment materially adversely affecting your rights hereunder may be made without your written consent. Without limiting the foregoing, the Board reserves the right to change, by written notice to you, the provisions of this Agreement in any way it may deem necessary or advisable to carry out the purpose of the Award as a result of any change in applicable laws or regulations or any future law, regulation, ruling, or judicial decision, provided that any such change shall be applicable only to rights relating to that portion of the Award which is then subject to restrictions as provided herein.

*****

This Stock Award Agreement shall be deemed to be signed by the Company and Participant upon the signing by the Participant of the Stock Grant Notice to which it is attached.

Attachment I - 5

Attachment II

2018 OMNIBUS INCENTIVE PLAN

Attachment II - 1